As filed with the Securities and Exchange Commission on September 24, 2021

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LUCID GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware		85-0891392
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
7373 Gateway Blvd Newark, CA 94560 Telephone: (510) 648-3553
(Address of Principal Executive Offices, Including Zip Code)

Atieva, Inc. 2009 Share Plan

Atieva, Inc. 2014 Share Plan

Atieva, Inc. 2021 Stock Incentive Plan

Lucid Group, Inc. 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan attached thereto)

(Full title of the plan)

Peter Rawlinson

Chief Executive Officer

7373 Gateway Blvd.

Newark, CA 94560

Telephone: (510) 648-3553

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Emily Roberts

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2000

Jonathan Butler

General Counsel and Secretary

Lucid Group, Inc.

7373 Gateway Blvd.

Newark, CA 94560

(510) 648-3553

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Class A Common Stock, $0.0001 par value per share (“Common Stock”), which consist of Common Stock outstanding and/or reserved for future issuance pursuant to the following Plans:

Atieva, Inc. 2009 Share Plan	539,376(3)	$0.19(2)(6)	$102,481.44	$11.18
Atieva, Inc. 2014 Share Plan, as amended January 11, 2021	65,655,830(4)	$0.97(2)(6)	$63,686,155.10	$6,948.16
Atieva, Inc. 2021 Stock Incentive Plan, as amended February 22, 2021	356,580(5)	$23.23(2)(6)	$8,283,353.40	$903.72
Lucid Group, Inc. 2021 Stock Incentive Plan (7)	23,794,253	$22.71(2)(8)	$540,367,485.63	$58,954.10

Total:	90,346,039		$612,439,475.57	$66,817.16

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Class A Common Stock, par value $0.0001 per share (“Common Stock”) of Lucid Group, Inc. (the “Company” or “Registrant”) (i) authorized for issuance under the plans set forth in this table (collectively, the “Plans”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split or other similar transaction.

(2)	Rounded up to the nearest penny.

(3)	Represents shares of Common Stock issuable upon the exercise of stock options issued pursuant to the Atieva, Inc. 2009 Share Plan.

(4)	Represents shares of Common Stock issuable upon the exercise of stock options issued pursuant to the Atieva, Inc. 2014 Share Plan.

(5)	Represents shares of Common Stock issuable upon the exercise of stock options issued pursuant to the Atieva, Inc. 2021 Stock Incentive Plan.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of outstanding stock options.

(7)	Includes the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, which is a sub-plan of the Lucid Group, Inc. 2021 Stock Incentive Plan.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high and low prices reported for the shares of Common Stock on The Nasdaq Global Select Market on September 17, 2021.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)  The Registrant’s Final Prospectus filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-258348), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b)  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended and filed with the Commission on May 14, 2021;

(c)  The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

(d)  The Registrant’s Current Reports on Forms 8-K and 8-K/A, filed with the Commission on February 23, 2021 (both forms filed on such date), May 14, 2021, June 1, 2021, June 25, 2021, July 9, 2021, July 15, 2021, July 26, 2021 (both forms filed on such date), August 16, 2021, September 8, 2021 and September 21, 2021 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission);

(e)  The description of the Registrant’s capital stock which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39408), dated July 23, 2021, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification for its directors and executive officers to the fullest extent permitted by the DGCL. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide for contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

The Registrant also maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 26, 2021)
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on July 26, 2021)
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Grant Thornton LLP (filed herewith)
23.2	Consent of Marcum LLP (filed herewith)
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereof)

99.1	Atieva, Inc. 2009 Share Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4, as amended (File No. 333-254543), filed June 11, 2021 (“Amendment No. 2 to the Registration Statement”)
99.2	Atieva, Inc. 2014 Share Plan, as amended January 11, 2021 (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Registration Statement)
99.3	Atieva, Inc. 2021 Stock Incentive Plan, as amended February 22, 2021 (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement)
99.4	Lucid Group, Inc. 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto) (incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registration Statement)

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)  To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this

Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California on the 24th day of September 2021.

LUCID GROUP, INC.

By:	/s/ Sherry House
	Name:	Sherry House
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Rawlinson and Sherry House, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Rawlinson Peter Rawlinson	Chief Executive Officer, Chief Technology Officer and Director (principal executive officer)	September 24, 2021

/s/ Sherry House Sherry House	Chief Financial Officer (principal financial and principal accounting officer)	September 24, 2021

/s/ Turqi Alnowaiser Turqi Alnowaiser	Director	September 24, 2021

/s/ Glenn R. August Glenn R. August	Director	September 24, 2021

/s/ Nancy Gioia Nancy Gioia	Director	September 24, 2021

/s/ Frank Lindenberg Frank Lindenberg	Director	September 24, 2021

/s/ Andrew Liveris Andrew Liveris	Director	September 24, 2021

/s/ Nichelle Maynard-Elliott Nichelle Maynard-Elliott	Director	September 24, 2021

/s/ Tony Posawatz Tony Posawatz	Director	September 24, 2021

/s/ Janet S. Wong Janet S. Wong	Director	September 24, 2021